Exhibit 21.1

Legal Name	State of Incorporation
SSE Holdings, LLC	Delaware
Shake Shack Enterprises, LLC	New York
Shake Shack Enterprises International, LLC	New York
SSE IP, LLC	Delaware
Shake Shack Domestic Licensing LLC	Delaware
Custard’s First Stand, LLC	New York
Shake Shack 366 Columbus LLC	New York
Shake Shack 152 E 86 LLC	New York
Shake Shack 1111 Lincoln Road LLC	New York
Shake Shack 300 West 44th Street LLC	New York
Shake Shack 102 North End Ave LLC	New York
Shake Shack 18th Street NW Washington D.C. LLC	Delaware
Shake Shack Fulton Street Brooklyn LLC	Delaware
Shake Shack Westport LLC	Delaware
Shake Shack Sansom Street Philadelphia LLC	Delaware
Shake Shack Coral Gables, LLC	Delaware
Shake Shack Grand Central LLC	Delaware
Shake Shack Westbury LLC	Delaware
Shake Shack New Haven LLC	Delaware
Shake Shack Harvard Square Boston LLC	Delaware
Shake Shack Boca Raton LLC	Delaware
Shake Shack Boston Chestnut Hill LLC	Delaware
Shake Shack Chicago Ohio Street LLC	Delaware
Shake Shack Middle East LLC	Delaware
Shake Shack Turkey LLC	Delaware
Shake Shack Russia LLC	Delaware
Shake Shack United Kingdom LLC	Delaware
Shake Shack 800 F Street LLC	Delaware
Shake Shack King of Prussia LLC(2)	Delaware

Legal Name	State of Incorporation
Shake Shack Paramus LLC	Delaware
Shake Shack Flatbush Brooklyn LLC	Delaware
Shake Shack University City Philadelphia LLC	Delaware
Shake Shack Buckhead Atlanta LLC	Delaware
Shake Shack Las Vegas Park LLC	Delaware
Shake Shack Tysons Corner Fairfax County LLC	Delaware
Shake Shack Union Station Washington D.C. LLC	Delaware
Shake Shack Winter Park Orlando LLC	Delaware
Shake Shack DUMBO Brooklyn LLC	Delaware
Shake Shack South Lamar Austin LLC	Delaware
Shake Shack The Domain Austin LLC	Delaware
Shake Shack Newbury Street Boston LLC	Delaware
Shake Shack CAA Chicago LLC	Delaware
Shake Shack 600 Third Ave New York City LLC	Delaware
Shake Shack Garden State Plaza Westfield LLC	Delaware
Shake Shack Legacy Place Dedham LLC	Delaware
Shake Shack Seaport Boston LLC	Delaware
Shake Shack Pratt Street Baltimore LLC	Delaware
Shake Shack Lake Success Long Island LLC	Delaware
Shake Shack Route 110 Melville LLC	Delaware
Shake Shack 1333 Broadway NYC LLC	Delaware
Shake Shack International Drive Orlando LLC	Delaware
Shake Shack Pentagon Center Arlington LLC	Delaware
Shake Shack Texas Management Company LLC	Texas
Shake Shack Texas Holding Company LLC(1)	Texas

(1)  Wholly-owned subsidiary of Shake Texas Management Company LLC

Legal Name	State of Incorporation
Shake Shack Texas Beverage Company LLC	Texas
Shake Shack Bridgewater Commons LLC	Delaware
Shake Shack Old Orchard Skokie LLC	Delaware